UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022 (December 30, 2021)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road Lancaster, PA	17605
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2021, Armstrong Flooring, Inc. (the “Company”), announced that it entered into an ABL Amendment (as defined below) and a Term Loan Amendment (as defined below), that became effective as of December 30, 2021 (the “Effective Date”), each of which is described in greater detail below. In connection with the Term Loan Amendment, Pathlight Capital LP, in its capacity as the Company’s current term loan lender, loaned the Company and the Company’s subsidiary, Armstrong Flooring Pty Ltd (the “Australian Borrower”), additional term loans in an aggregate principal amount of $35 million (the “Incremental Term Loan”) to support the Company.

The Company also announced it retained Houlihan Lokey Capital, Inc. (“Houlihan”) to assist with a process for the sale of the Company and with the consideration of other strategic alternatives. Based on all the factors deemed relevant by the Board of Directors of the Company (the “Board”), the Board determined this process to be in the best interests of the Company and that a sale of the Company or another strategic transaction are the best means to maximize value for the Company’s stockholders and other stakeholders.

Please see below for a discussion of certain risks and uncertainties facing the Company in connection with the process for consideration of a sale of the Company and other strategic alternatives, the terms of the ABL Amendment and Term Loan Amendment, the Company’s operational performance, and related matters. The Company undertakes no obligation to provide further disclosure, unless and until a definitive agreement is executed, regarding the status of the process for consideration of a sale of the Company and other strategic alternatives, and does not presently intend to make such disclosure.

Amended ABL Credit Facility

The Fifth Amendment to Credit Agreement and First Amendment to Pledge Agreement, dated as of the Effective Date (the “ABL Amendment”), by and among the Company, as borrower, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “ABL Agent”), as Australian security trustee and as letter of credit issuer and as swingline lender, amends (i) that certain Credit Agreement, dated as of December 31, 2018, by and among the Company, the guarantors named therein, the lenders party thereto, the letter of credit issuer, the swingline lender and the ABL Agent (as amended, restated, supplemented or otherwise modified from time to time, including by the ABL Amendment, the “Amended ABL Credit Facility”) and (ii) that certain Pledge Agreement, dated as of December 31, 2018 (the “Existing ABL Pledge”).

Among other things, the ABL Amendment amends the interest rates applicable to the loans under the Amended ABL Credit Facility, modifies certain financial maintenance and other covenants thereunder, as described in greater detail below, and includes the consent of the lenders under the Amended ABL Credit Facility to the making of the Incremental Term Loans. In connection with, and as a condition precedent to, the ABL Amendment, the Australian Borrower guaranteed the obligations of the Company under the Amended ABL Credit Facility. In addition, the Existing ABL Pledge was amended to require 100% of the equity interests in the Australian Borrower and certain other foreign subsidiaries of the Company to be pledged to secure the obligations of the Company under the Amended ABL Credit Facility. Previously, this was limited to a 65% pledge, in the case of voting equity of foreign subsidiaries.

Borrowings under the Amended ABL Credit Facility will bear interest at a rate per annum equal to, at the Company’s option, a base rate or a Eurodollar rate equal to the London interbank offered rate (“LIBOR”) for the relevant interest period, plus, in each case, an applicable margin determined in accordance with the provisions of the Amended ABL Credit Facility. The base rate will be the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) one month LIBOR plus 1.00%. The applicable margin for borrowings under the Amended ABL Credit Facility will be determined based on the Company’s Consolidated Leverage Ratio (as defined in the Amended ABL Credit Facility) and will range from 2.25% to 3.50% with respect to base rate borrowings and 3.25% to 4.50% with respect to Eurodollar rate borrowings. The Amended ABL Credit Facility also contains customary “LIBOR replacement” provisions.

Pursuant to the ABL Amendment, the Company has elected to enter into a cash dominion period that will be effective as of February 1, 2022, and will continue until the obligations under the Amended ABL Credit Facility and the Amended Term Loan Facility (as defined below) (together, the “Amended Facilities”) are paid in full. During this period, if the Company has cash in its disbursement accounts in excess of $500,000 on the last business day of any week, the Company will apply any such excess to prepay loans under the Amended ABL Credit Facility. This prepayment requirement does not apply to amounts in such accounts with respect to which a disbursement has been initiated or scheduled.

The Amended ABL Credit Facility includes certain milestones (“Milestones”) related to the Company’s consideration of a sale of the Company or other strategic alternatives. These milestones include: (i) a requirement that the Company deliver a confidential information memorandum regarding the sale process to potential buyers, investors and/or refinancing sources by January 14, 2022, (ii) a requirement that the Company cause Houlihan to provide a summary to the ABL Agent by February 18, 2022 of all written indications of interest regarding the acquisition of the Company or an alternative transaction that are received on or before that date, (iii) a requirement that the Company notify the ABL Agent by February 28, 2022 whether any binding letter of intent for the acquisition of the Company has been entered into prior to such date and, thereafter, providing copies of any such letter of intent entered into after such date (subject to any necessary redaction), (iv) a requirement that the Company enter into a definitive agreement for the acquisition of the Company by March 31, 2022 which provides for a purchase price in an amount sufficient to repay in full the outstanding loans under the Amended ABL Credit Facility and the Amended Term Loan Facility and otherwise be in form and substance reasonably satisfactory to the ABL Agent, and (v) a requirement that the Company consummate the sale of the Company or a similar transaction by no later than May 15, 2022. In addition, the

Company agreed to provide bi-weekly updates to the ABL Agent and the other lenders under the Amended ABL Credit Facility regarding the potential sale transaction. The Company is required to refinance the Amended Facilities no later than June 30, 2022, even if a sale of the Company or other strategic transaction has not been consummated prior to such date. The Company will pay a sale process fee to its lenders under the Amended ABL Credit Facility upon the consummation of a sale of the Company or similar transaction, which fee will be $500,000 if such transaction closes before March 31, 2022, and $750,000, if it closes any time thereafter. Pursuant to the ABL Amendment, the Company must continue to retain a consultant to provide rolling 13-week cash flow reports and participate in weekly updates with the ABL Agent and the lenders under the Amended ABL Credit Facility.

In addition, the ABL Amendment amends certain financial covenants applicable to the Company and its subsidiaries (the “Financial Covenant Amendments”). Among other things, the Amended ABL Credit Facility requires that the Company and its subsidiaries (i) maintain minimum Availability (as defined in the Amended ABL Credit Facility) of $40 million during the months ending December 31, 2021 and January 31, 2022, $37.5 million during the month ending February 28, 2022, and $25 million thereafter, (ii) maintain minimum Consolidated Cash Flow (as defined in the Amended ABL Credit Facility) for each month, commencing with the month ending December 31, 2021, and calculated on a cumulative basis, ranging from negative $21 million as of December 31, 2021, to negative $40 million as of June 30, 2022 and (iii) maintain a minimum Formula Availability (as defined in the Amended ABL Credit Facility) in an amount ranging from $86.4 million during the month ending December 31, 2021 to $106.4 million during the month ending June 30, 2022.

Amended Term Loan Facility

The Second Amendment to Term Loan Agreement and First Amendment to Pledge Agreement, dated as of the Effective Date (the “Term Loan Amendment”), by and among the Company, as borrower, the Australian Borrower, the guarantors named therein, the lenders party thereto and Pathlight Capital LP, as administrative agent, collateral agent and Australian security trustee (in such capacities, the “Term Loan Agent”), amend (i) that certain Term Loan Agreement, dated as of June 23, 2020, by and among the Company, the guarantors named therein, the lenders party thereto and the Term Loan Agent (as amended, restated, supplemented or otherwise modified from time to time, including by the Term Loan Amendment, the “Amended Term Loan Facility”) and (ii) that certain Pledge Agreement, dated as of June 23, 2020 (the “Existing Term Loan Pledge”).

Among other things, the Term Loan Amendment provides for the extension of the Incremental Term Loans, which consist of a term loan to the Company in an aggregate principal amount of $10 million and a term loan to the Australian Borrower in an aggregate principal amount of $25 million. On the Effective Date, after giving effect to the Incremental Term Loans, the outstanding aggregate principal amount of the term loans under the Amended Term Loan Facility is $83.25 million. Net proceeds of the Incremental Term Loans were applied to repay loans outstanding under the Amended ABL Credit Facility.

Pursuant to the Amended Term Loan Facility, the existing term loans (the “Existing Term Loans”) bear interest at LIBOR plus the applicable margin, which was reduced from 12.0% per annum to 11.0% per annum. Interest on the Existing Term Loans is required to be paid in cash. The applicable margin on the Incremental Term Loans is also 11.0% per annum. Interest on the Incremental Term Loans will be paid-in-kind and added to the principal balance of the applicable Incremental Term Loan. The Amended Term Loan Facility also contains customary “LIBOR replacement” provisions.

In addition, the Term Loan Amendment eliminated scheduled amortization payments on the Existing Term Loans. The Incremental Term Loans do not require any scheduled amortization payments prior to maturity.

In connection with the Term Loan Amendment, the Company paid the Term Loan Agent an amendment fee equal to 2.5% of the outstanding principal balance of the Existing Term Loans and 5.0% of the initial principal balance of the Incremental Term Loans. If prepaid within one year of the Effective Date, the Existing Term Loans and the Incremental Term Loans are subject to a prepayment fee equal to the greater of a make-whole amount, determined based on the applicable interest rate at the time of prepayment, and 3.0% of the aggregate principal amount repaid.

Pursuant to the Term Loan Amendment, the Australian Borrower granted a security interest in its real and personal property to the Term Loan Agent, which is included in the term loan borrowing base. The Term Loan Amendment also added the Milestones and the Financial Covenant Amendments to the Amended Term Loan Facility and made other changes consistent with the ABL Amendment.

In addition, consistent with the Existing ABL Pledge, the Exiting Term Loan Pledge was amended to require 100% of the equity interests in the Australian Borrower and certain other foreign subsidiaries of the Company to be pledged to secure the obligations of the Company and the Australian Borrower under the Amended Term Loan Credit Facility. Previously, this was limited to a 65% pledge in the case of voting equity of foreign subsidiaries.

*    *    *    *    *

The foregoing summaries of the ABL Amendment and the Term Loan Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the ABL Amendment and the Term Loan Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

The $35 million aggregate principal amount of Incremental Term Loans and the ABL Amendment and the Term Loan Amendment reflect significant support from the Company’s lenders. The Company does, however, continue to face certain risks and uncertainties that have been affecting its business and operations. The ABL Amendment and the Term Loan Amendment contain provisions that require the Company and its subsidiaries to adhere to various covenants, including meeting certain Milestones relating to the sale process, as described in greater detail elsewhere in this Current Report on Form 8-K, and there can be no assurance that the Company will be able to comply with these covenants. The failure to comply with any of these covenants would constitute a default under the terms of the Amended ABL Credit Facility and/or the Amended Term Loan Facility, as applicable, which could have an adverse effect on the Company, including affecting its access to liquidity. In such circumstance, absent additional accommodations from the Company’s lenders, the lenders under the Amended ABL Credit Facility and/or the Amended Term Loan Facility could exercise remedies and/or the Company could determine to seek protection through a court-supervised insolvency process. In addition, the cash dominion arrangement provided for in the Amended ABL Credit Facility creates certain operational risks for the Company given the constraints it places on the Company’s cash management system and could impede the Company’s access to liquidity if for any reason the Company were unable to borrow under the Amended ABL Credit Facility. Moreover, there can be no assurance that the Company will reach agreement on any sale of the Company or any other strategic transaction. Also, even if such an agreement is reached, there is a risk that any such transaction would need to be completed through a court-supervised insolvency process. In the event the lenders under the Amended ABL Credit Facility and/or the Amended Term Loan Facility exercise remedies and/or the Company seeks court protection as described above, holders of our equity securities would likely be entitled to little or no recovery on their investment.

Item 7.01 Regulation FD Disclosure

On December 31, 2021, the Company issued a press release announcing that it had entered into the ABL Amendment and the Term Loan Amendment and certain related matters.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement and First Amendment to Pledge Agreement, dated as of December 30, 2021, by and among Armstrong Flooring, Inc., as borrower, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, Australian security trustee, swingline lender and letter of credit issuer.

10.2	Second Amendment to Term Loan Agreement and First Amendment to Pledge Agreement, dated as of December 30, 2021, by and among Armstrong Flooring, Inc., as borrower, Armstrong Flooring Pty Ltd, as Australian borrower, the guarantors named therein, the lender parties thereto and Pathlight Capital LP, as administrative agent, collateral agent and Australian security trustee.

99.1	Press Release of Armstrong Flooring, Inc., dated December 31, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: January 3, 2022